EXHIBIT 32

CERTIFICATION

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of LSB Financial Corp. (the "Registrant") that the Quarterly Report of the Registrant of Form 10-QSB for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly present, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date May 13, 2004	/S/ RANDOLPH F. WILLIAMS Randolph F. Williams President and Chief Executive Officer
Date May 13, 2004	/S/ MARY JO DAVID Mary Jo David Vice President and Chief Financial Officer